UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

On April 1, 2015, General Employment Enterprises, Inc. (the “Company”) closed the transaction with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement the Company acquired 100% of the outstanding stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company issued warrants to purchase shares of the Company’s common stock in exchange for warrants to purchase shares of Scribe’s common stock.

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2015, the Company acquired 100% of the outstanding stock of Scribe for 640,000 shares of the Preferred Stock.

Each shares of Preferred Stock is initially convertible, at the election of the holder, into 50 shares of the Company’s Common Stock. The foregoing conversion ratio is subject to standard adjustment mechanisms, as set forth in the Certificate of Designation as filed with the Illinois Secretary of State (the “Designation”). The Designation provides the holders of the Preferred Stock with certain other preferences and rights, including, but not limited to:

1. The right to receive cumulative compounding dividends in the amount of 8% of the liquidation value of the Preferred Stock, per annum, payable in cash or additional shares of Preferred Stock, if and when declared by our Board;

2. The right to participate, on an as converted basis, in any distributions or dividends the Company declares on its Common Stock;

3. The right to a liquidation preference, over the holders of the Company’s Common Stock, equal to the liquidation value of the Preferred Stock plus all accrued and unpaid dividends thereon, and thereafter to participate, on an as converted basis, with the holders of the Company’s Common Stock in all additional distributions;

4. The right to appoint two directors to the Company’s Board of Directors;

5. The right to vote, as a single class, on an as converted basis, with the holders of the Company’s Common Stock on all matters submitted to a vote of the holders of the Company’s Common Stock; and

6. The Company may not take several actions, as set forth in Section 6.3 of the Designation, without the prior approval of the holders of a majority of the outstanding shares of Preferred Stock.

Further, the Agreement provides the holders of the Preferred Stock with certain additional rights, including, but not limited to:

A. Demand and piggy back registration rights;

B. The right to certain monthly and quarterly financial and business information regarding the Company;

C. A pro rata under-subscription right, based on their percentage of fully diluted equity interest in the Company, to participate in subsequent underwritten public offerings of the Company up to the total number of shares being offered;

D. In the event that any of members of the Company’s board of directors and existing executive management team propose to sell their stock to third parties, the Company shall have the first right to purchase the securities on substantially the same terms as the proposed sale; and the holders of the Preferred Stock shall next have said right, according to their respective percentage ownership of the outstanding shares of Preferred Stock, or to sell a proportionate percentage of their shares of Preferred Stock pursuant to co-sale rights, subject to applicable law.

The parties to the Agreement have provided customary representations and warranties, and the Agreement contains customary conditions to closing.

The Preferred Stock was issued under the exemption from registration provided by Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, as amended.

This summary of the material terms of the Agreement and the Designation are qualified in their entirety by reference to the Agreement and Designation, which are incorporated by reference as set forth below.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that effective April 1, 2015 the Company has appointed Derek Dewan to the Company’s Board of Directors and elected him to serve as Chairman of the Board. In addition, Derek Dewan was appointed Chief Executive Officer and Alex Stuckey was appointed Chief Operating officer and President of the Company.

Derek Dewan, age 59, was the former Chairman and Chief Executive Officer of Scribe Solutions, Inc. Prior to this, Mr. Dewan was the Chairman and CEO of MPS Group, Inc. In January 1994, Mr. Dewan joined AccuStaff Incorporated, MPS Group's predecessor, as President and Chief Executive Officer, and took that company public in August 1994. Under Mr. Dewan's leadership the company became a Fortune 1000 world-class, global multi-billion dollar staffing services provider through significant organic growth and strategic acquisitions. MPS Group grew to include a vast network of offices in the United States, Canada, the United Kingdom, Continental Europe, Asia and Australia. MPS Group experienced many years of continued success during Mr. Dewan's tenure and he led successful secondary stock offerings of $110 million and $370 million. The company was on the Wall Street Journal's "top performing stock list" for three consecutive years and included in the Standard and Poor’s (S&P) Mid-Cap 400. In 2009, Mr. Dewan was instrumental in the sale of MPS Group to the largest staffing company in the world, Adecco Group, for $1.3 billion. Mr. Dewan graduated from the University of South Florida with a bachelor’s in Accounting.

Alex Stuckey, age 49 was the President and Chief Operating Officer of Scribe Solutions, Inc. Prior to joining Scribe, Mr. Stuckey was the founder and Chief Executive Officer of Fire Fighters Equipment Co. Mr. Stuckey led that company from a start up to a multi-million dollar enterprise with substantial net profits through both organic and acquisition growth. At Fire Fighters, Mr. Stuckey developed unique marketing strategies, which were revolutionary to the industry. His efforts led to a successful stock sale of Fire Fighters to Cintas. Stuckey also has extensive experience in banking and finance, which he obtained after a successful career at Barnett Bank as a special assets officer. Mr. Stuckey graduated from Florida State University with a bachelor’s in Entrepreneurship and Business Enterprises.

On April 1, 2015, Michael Schroering resigned from the Registrant’s Board of Directors and Andrew Norstrud resigned as the Company’s Chief Executive Officer. Mr. Norstrud will remain the Company’s Chief Financial Officer and Treasurer, and a member of the Company’s Board. Neither of the foregoing resignations were due to disagreements with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On April 1, 2015, the Company announced it has closed the transaction with Scribe Solutions, Inc., whereby the Company issued Preferred Stock of the Company in exchange for one hundred percent of Scribe’s common stock.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required to be disclosed under this Item is incorporated by reference to the financial information of Scribe Solutions, Inc. included in that certain Schedule 14C filed on March 6, 2015.

(b)	Pro Forma Financial Information.

The financial information required to be disclosed under this Item is incorporated by reference to the financial information of Scribe Solutions, Inc. included in that certain Schedule 14C filed on March 6, 2015.

(d)	Exhibits.

Exhibit No.	Description

3(i)	Certificate of Designation, incorporated by reference to Exhibit 3.04 of Form 10-K filed on December 22, 2014.

10.1	Stock Exchange Agreement, incorporated by reference to Appendix B of Schedule 14C filed on March 6, 2015.

99.1	Press release issued by General Employment Enterprises, Inc. dated April 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: April 6, 2015	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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